Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 033-52103 and Form S-8 No. 333-74459) of our report dated June 24, 2011, with respect to the financial statements and supplemental schedule of Ingles Markets, Incorporated Investment/Profit Sharing Plan included in this Annual Report on Form 11-K for the year ended December 31, 2010.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

June 24, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 033-52103 and Form S-8 No. 333-74459) pertaining to the Ingles Markets, Incorporated Investment/Profit Sharing Plan of our report dated June 29, 2010, with respect to the statement of net assets available for benefits of the Ingles Markets, Incorporated Investment/Profit Sharing Plan as of December 31, 2009 which report appears in the December 31, 2010 Annual Report on Form 11-K of Ingles Markets, Incorporated Investment/Profit Sharing Plan.

/s/ Ernst & Young LLP

Greenville, South Carolina

June 24, 2011